EXHIBIT 10.55


                SECOND MODIFICATION OF SUBORDINATED DEED OF TRUST

                                    Recitals

         This SECOND MODIFICATION OF SUBORDINATED DEED OF TRUST (this "Modification"), is entered into as of September 29, 1998, by and among FOUR QUEENS, INC., a Nevada corporation ("Trustor") and U.S. BANK TRUST NATIONAL ASSOCIATION, a national association formerly known as First Trust National Association, in its capacity as Trustee under the Amended Indenture referred to in Paragraph E below ("Beneficiary"). All capitalized words not otherwise defined herein are used as defined in the Amended Indenture.

                               Factual Background

         A. Trustor executed a certain Deed of Trust, Assignment of Rents, and Security Agreement in favor of Beneficiary dated as of October 8, 1993 (the "Deed of Trust") which was recorded in the Official Records of Clark County, Nevada (the "Official Records") on October 8, 1993, in Book 931008, as Document No. 0554. In the Deed of Trust, Trustor granted in trust for the benefit of Beneficiary and granted Beneficiary a security interest in certain real and personal property as identified therein.

         B. The Deed of Trust originally secured the "Indenture Obligations," as defined in that certain Indenture, dated as October 8, 1993, by and among Elsinore Corporation, a Nevada corporation (the "Company"), certain Guarantors named therein (including Trustor), and Beneficiary (the "Original Indenture").

         C. The parties to the Original Indenture entered into an Amended and Restated Indenture (the "Indenture"), dated as of March 3, 1997, providing, among other things, for the issuance of amended and restated Notes in the aggregate principal amount of $30,000,000 bearing interest at 13 1/2% with the stated maturity date of August 20, 2001 (the "Existing Second Mortgage Notes"). The Indenture was amended by the First Supplemental Amended and Restated Indenture, dated as of September 18, 1997, among the Company, the Beneficiary, Elsub Management Corporation, Trustor, and Palm Springs East, Limited Partnership.

         D. The Trustor and the Beneficiary have executed that certain Modification of Subordinated Deed of Trust, dated as of March 3, 1997, filed in the Official Records of Clark County, Nevada on March 3, 1997 as Instrument No. 1152 in Book 970303 (the "First Modification of Deed of Trust"). Pursuant to the First Modification of Deed of Trust, the Deed of Trust was amended to secure all obligations under the Indenture and the Existing Second Mortgage Notes.

         E. The Company and the Beneficiary, as Trustee under the Original Indenture, have entered into that certain Second Supplemental Indenture, dated as of September 29, 1998 (the "Second Supplemental Indenture"), pursuant to which, among other things, certain outstanding Amended and Restated Notes issued under the Indenture will be exchanged for New Notes in the aggregate principal amount of $11,104,000, bearing interest at the rate of 12.83% per annum with the stated maturity date of August 20, 2001. The Indenture, as modified by the Second Supplemental Indenture, is referred to herein as the "Amended Indenture."

         F. The parties hereto desire to modify the Deed of Trust, as modified and amended, as set forth below in order to confirm that the Deed of Trust secures all obligations under the Amended Indenture and the New Notes.

                                   Amendments

         1. All references to the Indenture in the Deed of Trust shall henceforth refer to the Amended Indenture. All references in the Deed of Trust to any documents or instruments which were amended in connection with the Amended Indenture refer to such documents or instruments as so amended. All capitalized terms in the Deed of Trust which are not otherwise defined therein shall have the meanings set forth in the Amended Restated Indenture. All capitalized terms which are defined in the Deed of Trust shall have the meanings set forth in the Amended Indenture if different from the definitions in Deed of Trust.

         2. Except as expressly amended herein, the Deed of Trust shall remain in full force and effect.


                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the Trustor and the Beneficiary have caused this Second Modification of Deed of Trust to be executed and delivered by their respective officers thereunto duly authorized as of the day and first written above.

                     FOUR QUEENS, INC., a Nevada Corporation

                     By:   /s/ William L. Westerman
                     Name:  William L. Westerman
                     Title:  President

                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                     a national association, as Beneficiary

                      By:
                      Name:
                      Title:

STATE OF NEVADA   )
                                    ) ss:
COUNTY OF CLARK   )

         On  this  ____  day  of   _________________,   199__,  before  me,  the
undersigned, a Notary Public in and for the County of Clark, State of Nevada, duly commissioned and sworn, personally appeared William L. Westerman known to me to be the President of FOUR QUEENS, INC., whose name is subscribed to the within instrument, and who acknowledged to me that he/she executed the same freely and voluntarily and for the use and purposes therein mentioned.

                                                   -----------------------------
                                                              NOTARY PUBLIC

STATE OF ________          )
                                    ) ss:
COUNTY OF _______ )

         On  this  ____  day  of   _________________,   199__,  before  me,  the
undersigned, a Notary Public in and for the County of ________, State of ________, duly commissioned and sworn, personally appeared _________________ known to me to be the _____________ of U.S. BANK TRUST NATIONAL ASSOCIATION, whose name is subscribed to the within instrument, and who acknowledged to me that he/she executed the same freely and voluntarily and for the use and purposes therein mentioned.

                                                   -----------------------------
                                                              NOTARY PUBLIC